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    As filed with the Securities and Exchange Commission on March 30, 2000
                                                      Registration No. 333-78099
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                                 ADFORCE, INC.
            (Exact Name of Registrant as Specified in Its Charter)


     DELAWARE                                                33-0694260
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

10590 NORTH TANTAU AVENUE, CUPERTINO, CALIFORNIA                95014
 (Address of Principal Executive Offices)                     (Zip Code)


                                1997 STOCK PLAN
                   STARPOINT SOFTWARE, INC. 1996 STOCK PLAN
                          1999 EQUITY INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                       1999 DIRECTORS STOCK OPTION PLAN
                         NON-PLAN STOCK OPTION GRANTS
                           (Full Title of the Plans)


                            ANDREW J. HAJDUCKY III
                         VICE PRESIDENT AND TREASURER
                                 ADFORCE, INC.
                           10590 NORTH TANTAU AVENUE
                          CUPERTINO, CALIFORNIA 95014
                    (Name and Address of Agent for Service)

                                (408) 873-3680
         (Telephone Number, Including Area Code, of Agent for Service)


                                  Copies to:
                           WILLIAM WILLIAMS II, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS 01810
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                               EXPLANATORY NOTE

     Pursuant to a Registration Statement on Form S-8 (File No. 333-78099) ( the "Registration Statement"), AdForce, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share (the "Registrant Common Stock"), under the Securities Act of 1933, as amended, for offer and issuance pursuant to the Registrant's (i) 1997 Stock Plan, (ii) Starpoint Software, Inc. 1996 Stock Plan, (iii) 1999 Equity Incentive Plan, (iv) 1999 Employee Stock Purchase Plan,
(v) 1999 Directors Stock Option Plan and (vi) Non-Plan Stock Option Grants (collectively, the "Plans"). On January 12, 2000, the Registrant merged with a wholly owned subsidiary of CMGI, Inc. Therefore, this Post-Effective Amendment No. 1 to the Registration Statement is being filed pursuant to the Registrant's undertaking contained in the Registration Statement for the purpose of deregistering all shares of Registrant Common Stock which remain unissued under the Plans.

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                                   SIGNATURE

     Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, The Commonwealth of Massachusetts on March 30, 2000.


                                    ADFORCE, INC.



                                    By: /s/ Andrew J. Hajducky III
                                        -------------------------------
                                        Andrew J. Hajducky III
                                        Vice President and Treasurer



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